UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2018

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders was held on May 4, 2018.

(b)	The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Bridge Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 2, 2018. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Matthew Lindenbaum	13,769,226	335,566	3,956,277
Albert E. McCoy, Jr.	13,694,761	410,031	3,956,277
Daniel Rubin	13,807,809	296,983	3,956,277
Dennis A. Suskind	12,953,623	1,151,169	3,956,277
Christian C. Yegen	13,780,103	324,689	3,956,277

Proposal 2 – Advisory, non-binding vote to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	13,488,846
Against	520,244
Abstain	95,702
Broker non-votes	3,956,277

Proposal 3 – Approval of the Employee Stock Purchase Plan

The shareholders approved the proposal regarding the Bridge Bancorp, Inc. Employee Stock Purchase Plan, as follows:

For	13,812,671
Against	261,546
Abstain	30,575
Broker non-votes	3,956,277

Proposal 4 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The shareholders approved the ratification of Crowe Horwath LLP as Bridge Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2018, as follows:

For	18,011,602
Against	12,775
Abstain	36,692
Broker non-votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: May 7, 2018	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer